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                                                                    Exhibit 99-D

                              Tech Data Corporation
                    Audit Committee of the Board of Directors
                                     Charter

I.   Scope of Audit Committee Responsibilities and Activities

The audit committee is a committee of the Board of Directors established pursuant to Article V, section D of the Bylaws of Tech Data Corporation. The audit committee assists the Board of Directors in fulfilling its oversight responsibilities for the reliability and integrity of:

..    The financial reports and other financial information provided by the
     Corporation to the public, its shareholders, and others;

..    Compliance with legal and regulatory requirements;

..    The Corporation's systems of disclosure controls and internal controls over its accounting and financial reporting processes; and,

..    The auditing process.

The audit committee's primary duties and responsibilities are to:

..    Serve as an independent and objective party to monitor the Corporation's financial reporting process, disclosure controls and internal control system.

..    Appoint a firm of qualified, independent public accountants to audit the accounts of the Corporation and its subsidiaries and to review and appraise the audit efforts of the Corporation's independent public accountants and supervise and appraise the Internal Audit Department.

..    Provide an open avenue of communication among the independent public accountants, financial and senior management, the Internal Audit Department, and the Board of Directors.

..    Investigate any matters within the audit committee's scope of responsibilities and report periodically to the Board of Directors on significant results from its activities.

The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II.  Composition

The members of the audit committee shall be elected as described in the Bylaws.

The audit committee shall be comprised of three or more directors. Only independent directors may serve on the Audit Committee. Independence shall be determined by the Board of Directors in accordance with all applicable laws, regulations, and rules.

All members of the audit committee must be able to read, understand, and analyze financial statements of the Corporation, including the Corporation's balance sheet, income statement, and cash flow statement.

At least one member of the audit committee shall be a financial expert, as determined by the Board of Directors in accordance with all applicable laws, regulations, and rules.

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III. Meetings

The audit committee shall meet in accordance with the Bylaws but at least four times annually, or more frequently as circumstances dictate. The audit committee will meet at least quarterly with management; the Director of the Internal Audit Department; and the independent public accountants to discuss any matters that the audit committee or each of these groups believes should be discussed.

At the request of a member of the audit committee, management, the independent public accountants, or the internal auditor, the audit committee may meet and confer with such officers and employees of the Corporation as the audit committee shall deem appropriate in connection with carrying out the audit committee's responsibilities, including any significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

IV.  Responsibilities and Duties

To fulfill its responsibilities and duties the audit committee shall:

Document/Reports Review

1.   Review and update this charter at least annually.

2. Review the Corporation's annual financial statements and, at the discretion of any member of the audit committee, any financial reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

3. Review the regular internal reports to management prepared by the Internal Audit Department and management's response to these reports.

4. Discuss with financial management and independent public accountants the quarterly earnings announcement prior to its release and review the Form 10-Q prior to its filing.

5. Receive reports from the independent accounting firm. Reports include critical accounting policies, alternative treatments of financial information considered, and material written communications with the Corporation.

Independent Public Accountants

6. Annually select and, where appropriate, replace the independent public accountants.

7. The independent public accountants are responsible to the Board of Directors and shall report to the audit committee.

8. Provide for the rotation of the lead audit partner and the reviewing partner at least every five (5) years.

9.   Approve the compensation of the independent public accountants.

10. Take appropriate action to oversee the independence and performance of the independent public accountants.

11. Annually review and discuss with the independent public accountants all significant relationships the independent public accountants have with the Corporation to determine their independence.

12. Approve, on a quarterly basis, any audit and non-audit related services to be provided by the independent public accountant.

13. Meet jointly and/or separately with the chief financial officer of the Corporation and the independent public accountants before commencement of the annual financial statement audit to (a) discuss the evaluation by management and the independent public accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries, (b) approve the overall scope of the audit and the fees to be charged, (c) inquire and discuss recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation's financial statements.

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14.  Meet jointly and/or separately with the chief financial officer and the independent public accountants at the conclusion of the audit to (a) review the audited financial statements of the Corporation, (b) discuss the result of the audit, (c) discuss any significant recommendations by the independent public accountants for improvement of accounting systems and controls of the Corporation, and (d) discuss the quality and depth of staffing in the accounting and financial departments of the Corporation.

15. Investigate any matters brought to its attention and resolve disagreements between the independent accounting firm and the Corporation.

16.  Review quarterly reports from the Disclosure Committee.

17. Have the authority and funding from the Corporation to obtain advice from experts outside of the Corporation, such as legal and accounting experts.

Internal Auditors

18. Take appropriate actions to oversee the independence and the objectivity of the internal auditors.

19. Review activities, budget, organizational structure, staffing, charter, qualifications, and compensation of the Internal Audit Department.

20. Review and concur in the appointment, performance, replacement, reassignment, or dismissal of the Director, Internal Audit Department.

Financial Reporting Process

21. Discuss with the independent public accountants and the internal auditors the integrity of the organization's financial reporting processes.

22. Consider the independent public accountants judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

23. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent public accountants, management, or the Internal Auditing Department.

24. Review any reportable events required by auditing standards (i.e. SAS #90) including any disagreements among management and the independent public accountants or the Internal Auditing Department in connection with the preparation of the financial statements.

25. Establish procedures for employees and others outside the Corporation to report concerns or make complaints concerning the Corporation's accounting or auditing matters and the ethics and compliance of the Corporation's financial officers.